AGREEMENT AND PLAN OF REORGANIZATION
       THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 4, 2009 (this "Agreement"), is made by and between RMR Preferred Dividend Fund, a Massachusetts business trust and registered closed end management investment company, File No. 811-21671 (the "Target Fund"), and RMR Real Estate Income Fund, a Delaware statutory trust and registered closed end management investment company, File No. 811-22234 (the "Acquiring Fund" and together with the "Target Fund", the "Funds" and each individually, a "Fund").

       WHEREAS, the Acquiring Fund has proposed to enter into the Reorganization (as defined below) with the Target
Fund;

	WHEREAS, the Boards of Trustees of the Funds have determined that participation in the Reorganization is in the best interests of each respective Fund;

       WHEREAS, the parties intend that the transaction contemplated by this Agreement qualify as a "reorganization" within the meaning of Section 368(a) of the Code
(as defined below); and

       WHEREAS, the Acquiring Fund is also proposing to enter into a reorganization with each of (i) RMR Real
Estate Fund, a registered closed end management investment company, File No. 811-21241, (ii) RMR
Hospitality and Real Estate Fund, a registered closed end management investment company, File No.
811-21502, (iii) RMR F.I.R.E. Fund, a registered closed end management investment company, File No.
811-21616, and (iv) RMR Dividend Capture Fund, a registered closed end management investment company, File No. 811-22079 (the funds identified in clauses
(i) through (iv) above being referred to individually as an "RMR Fund" and collectively as the "RMR Funds"), pursuant to a separate agreement and plan of reorganization in connection with each such reorganization;

        NOW, THEREFORE, in order to consummate the Reorganization, and in consideration of the respective representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound, each Fund hereby agrees as follows:
1. CERTAIN DEFINITIONS.
       As used in this Agreement, the following terms shall have the following meanings:
       (a) "1933 Act" means the Securities Act of 1933, as amended.
       (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.
       (c) "1940 Act" means the Investment Company Act of 1940, as amended.
       (d) "Acquiring Fund" shall have the meaning assigned to such term in the preamble.
       (e) "Acquiring Fund Closing Financial Statements" shall have the meaning assigned to such term in
Section 2(d).
       (f) "Acquiring Fund Common Shares" shall have the meaning assigned to such term in Section 2(k).
       (g) "Acquiring Fund Preferred Shares" shall have the meaning assigned to such term in Section 2(k).
       (h) "Advisor" means RMR Advisors, Inc.
       (i) "Agreement" shall have the meaning assigned to such term in the preamble.
       (j) "Closing Date" shall have the meaning assigned to such term in Section 8(a).
       (k) "Code" means the Internal Revenue Code of
1986, as amended.
       (l) "Commission" means the Securities and Exchange
Commission.
       (m) "Fund" or "Funds" shall have the meaning assigned to such terms in the preamble.
       (n) "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.
       (o) "Indemnified Party" shall have the meaning assigned to such term in Section 13(a).
       (p) "Indemnitor" shall have the meaning assigned to such term in Section 13(a).
       (q) "Loss" or "Losses" shall have the meanings assigned to such terms in Section 13(a).
       (r) "NYSE Amex" means NYSE Amex LLC.
       (s) "Payment Agreement" shall mean the Payment
Agreement, dated the date hereof, by and between the Target Fund and the Advisor.
       (t) "Proxy Statement/Prospectus" shall have the meaning assigned to such term in Section 2(j).
       (u) "Registration Statement" shall have the meaning assigned to such term in Section 2(j).
       (v) "Reorganization" shall have the meaning assigned to such term in Section 4(a).
       (w) "RIC" means a regulated investment company under
Section 851 of the Code.
       (x) "RMR Fund" or "RMR Funds" shall have the meaning assigned to such terms in the recitals.
       (y) "Shareholder Meeting" shall have the meaning assigned to such term in Section 2(j).
       (z) "Skadden" means Skadden, Arps, Slate,
Meagher & Flom LLP.
       (aa) "Target Fund" shall have the meaning assigned to such term in the preamble.
       (bb) "Target Fund Closing Financial Statements" shall have the meaning assigned to such term in Section 3(e).
       (cc) "Target Fund Common Shares" shall have the meaning assigned to such term in Section 3(m).
       (dd) "Target Fund Investments" means (i) the investments of the Target Fund shown on the schedule of its investments as of the Valuation Date furnished to the Acquiring Fund and (ii) all other assets owned by the Target
Fund or liabilities incurred as of the Valuation Date.
       (ee) "Target Fund Preferred Shares" shall have the meaning assigned to such term in Section 3(m).
       (ff) "Valuation Date" shall be 4:00 p.m., Eastern
Time, on June 23, 2009, or such earlier or later day and time as may be mutually agreed upon in writing by the parties hereto.
2. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND.
       The Acquiring Fund represents and warrants to, and agrees with, the Target Fund that:
       (a) The Acquiring Fund is a trust, with transferable shares, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the power and authority to own all of its assets and to carry out this Agreement. The Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as it is now being conducted or proposed to be conducted and to carry out this Agreement.
       (b) The Acquiring Fund is duly registered under the 1940 Act as a non-diversified, closed end management investment company and such registration has not been revoked or rescinded and is in full force and effect.
       (c) The Acquiring Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its board of trustees, and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.
       (d) An unaudited statement of assets, liabilities and capital of the Acquiring Fund and an unaudited schedule of investments of the Acquiring Fund, in each case, with values determined as provided in Section 5 of this Agreement, each as of the Valuation Date (together, the "Acquiring
Fund Closing Financial Statements"), will be furnished to the Target Fund, at or prior to the Closing Date, for the purpose of determining the number of Acquiring Fund Common
Shares and Acquiring Fund Preferred Shares to be issued to the Target Fund pursuant to Section 5 hereof; the Acquiring
Fund Closing Financial Statements will fairly present the financial position of the Acquiring Fund as of the Valuation
Date in conformity with GAAP.
       (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of the Acquiring Fund, threatened against it which assert liability on the part of the Acquiring Fund or which materially affect its financial condition or its ability to consummate the Reorganization. The Acquiring Fund is not charged with nor, to the best of its knowledge, does any person presently intend to charge it with, or to recommend that it be charged with, any violation of any provisions of any federal, state or local law or regulation or administrative ruling to which it is bound.
       (f) There are no material contracts outstanding to which the Acquiring Fund is a party that have not been disclosed in the Registration Statement or that have not otherwise been disclosed to the Target Fund.
       (g) The execution, delivery and performance of this Agreement by the Acquiring Fund do not, and the consummation of the transactions contemplated hereby will not, constitute or result in a breach or violation of, or a default under, (i) the governing documents of the Acquiring Fund, (ii) any contract or other commitment or obligation binding upon the Acquiring
Fund, after giving effect to any agreement of the Funds to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization or (iii) any order or decree binding upon the Acquiring Fund.
       (h) The Acquiring Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the Acquiring Fund Closing Financial Statements, those incurred in the ordinary course of its business as an investment company, and those incurred in connection with the Reorganization. As of the Valuation Date, the Acquiring Fund will advise the Target Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time, not otherwise disclosed in the Acquiring Fund Closing Financial Statements.
       (i) No consent, approval, authorization or order of any court or government authority is required for the consummation by the Acquiring Fund of the Reorganization, except such as may be required under the 1933 Act, the 1934 Act and the 1940
Act or state securities laws (which term as used herein shall include the laws of the District of Columbia and Puerto Rico).
       (j) The registration statement filed by the Acquiring
Fund on Form N-14, which includes the proxy statement of the Target Fund with respect to the transactions contemplated herein (the "Proxy Statement/Prospectus"), and any documents included or incorporated by reference therein and any supplement or amendment thereto (collectively, as so amended or supplemented, the "Registration Statement"), on the effective date of the Registration Statement, at the time of the special meeting of the shareholders of the Target Fund called to vote on this Agreement and the Reorganization (the "Shareholder Meeting") and at the Closing Date (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Proxy Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Acquiring Fund with respect to statements made or incorporated by reference in the Registration Statement or Proxy Statement/Prospectus based on information supplied by the Target Fund or any RMR Fund for inclusion or incorporation by reference therein, or based on information which is not included or incorporated by reference in such documents but which should have been disclosed pursuant to Section 3(l).
       (k) The Acquiring Fund is authorized to issue an unlimited number of common shares of beneficial interest, par value $.001 per share (the "Acquiring Fund Common Shares"), and an unlimited number of preferred shares of beneficial interest ("Acquiring Fund Preferred Shares").
       (l) The Acquiring Fund Common Shares and the Acquiring
Fund Preferred Shares to be issued to the Target Fund pursuant to this Agreement will have been duly authorized and, when issued and transferred pursuant to this Agreement, will be legally and validly issued and will be fully paid, nonassessable and will have full voting rights, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.
       (m) The Acquiring Fund, subject to the Registration Statement having been declared effective and the filing of the Proxy Statement/Prospectus under Rule 497, has taken all required action under the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to make the public offering and consummate the sale of the Acquiring Fund Common Shares as contemplated by this Agreement.
       (n) At or prior to the Closing Date, the Acquiring
Fund will have obtained any and all regulatory, trustee and shareholder approvals necessary to issue the Acquiring Fund Common Shares and the Acquiring Fund
Preferred Shares to the Target Fund.
       (o) The Acquiring Fund has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs. All tax liabilities of the Acquiring
Fund have been adequately provided for on its books, and no tax deficiency or liability of the Acquiring Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Closing Date occurs.
       (p) The Acquiring Fund has (i) elected to qualify and has qualified as a RIC as of and since its inception,
(ii) been a RIC at all times since the end of its first taxable year when it so qualified, (iii) qualifies and will continue to qualify as a RIC and (iv) satisfied the distribution requirements imposed by the Code for each of its taxable years.
       (q) The Acquiring Fund has no plan or intention to sell or otherwise dispose of the Target Fund Investments, except for dispositions made in the ordinary course of business.
3. REPRESENTATIONS AND WARRANTIES OF THE TARGET FUND.
       The Target Fund represents and warrants to, and agrees with, the Acquiring Fund that:
       (a) The Target Fund is a trust, with transferable shares, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the power and authority to own all of its assets and to carry out this Agreement. The Target Fund has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.
       (b) The Target Fund is duly registered under the 1940 Act as a diversified, closed end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.
       (c) The Target Fund has full power and authority to enter into and perform its obligations under this Agreement, subject, in the case of consummation of the Reorganization, to the approval and adoption of this Agreement and the Reorganization by the shareholders of the Target Fund as described in Section 9(a) hereof. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its board of trustees and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.
       (d) The Target Fund has furnished the Acquiring
Fund with the Target Fund's Annual Report to Shareholders for the year ended December 31, 2008, and the audited financial statements appearing therein fairly present the financial position of the Target Fund as of the respective dates indicated, in conformity with GAAP.
       (e) An unaudited statement of assets, liabilities and capital of the Target Fund and an unaudited schedule of investments of the Target Fund (which shall include dates of acquisition and tax costs), in each case, with values determined as provided in Section 5 of this Agreement, each as of the Valuation Date (together, the "Target Fund
Closing Financial Statements"), will be furnished to the Acquiring Fund at or prior to the Closing Date for the purpose of determining the number of Acquiring Fund Common
Shares and Acquiring Fund Preferred Shares to be issued to the Target Fund pursuant to Section 5 hereof; the Target
Fund Closing Financial Statements will fairly present the financial position of the Target Fund as of the Valuation
Date in conformity with GAAP.
       (f) Other than as disclosed in the Registration
Statement, there are no material legal, administrative or other proceedings pending or, to the knowledge of the Target
Fund, threatened against it which assert liability on the part of the Target Fund or which materially affect its financial condition or its ability to consummate the Reorganization. The Target Fund is not charged with nor, to the best of its knowledge, does any person presently intend to charge it with, or to recommend that it be charged with, any violation of any provisions of any federal, state or local law or regulation or administrative ruling to which it is bound.
       (g) There are no material contracts outstanding to which the Target Fund is a party that have not been disclosed in the Registration Statement or that have not otherwise been disclosed to the Acquiring Fund.
       (h) The execution, delivery and performance of this Agreement by the Target Fund do not, and the consummation of the transactions contemplated hereby will not, constitute or result in a breach or violation of, or a default under,
(i) the governing documents of the Target Fund, (ii) any contract or other commitment or obligation binding upon the Target Fund or (iii) any order or decree binding upon the Target Fund.
       (i) Other than as disclosed in the Registration
Statement, the Target Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the Target Fund Closing Financial Statements, those incurred in the ordinary course of its business as an investment company and those incurred in connection with the Reorganization. As of the Valuation Date, the Target
Fund will advise the Acquiring Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time, not otherwise disclosed in the Target Fund Closing Financial Statements.
       (j) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Target Fund of the Reorganization, except such as may be required under the 1933 Act, the 1934
Act and the 1940 Act or state securities laws (which term as used herein shall include the laws of the District of Columbia and Puerto Rico).
       (k) At both the Valuation Date and the Closing
Date, the Target Fund will have full right, power and authority to sell, assign, transfer and deliver the Target
Fund Investments. At the Closing Date, subject only to the obligation to deliver the Target Fund Investments as contemplated by this Agreement, the Target Fund will have good and marketable title to all of the Target Fund
Investments, and the Acquiring Fund will acquire all of the Target Fund Investments free and clear of any encumbrances, liens or security interests and without any restrictions upon the transfer thereof (except those imposed by the federal or state securities laws and those imperfections of title or encumbrances as do not materially detract from the value or use of the Target Fund Investments or materially affect title thereto).
       (l) The Registration Statement, on the effective date of the Registration Statement, at the time of the Shareholder Meeting and on the Closing Date (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Proxy Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Target Fund with respect to statements made or incorporated by reference in the Registration Statement or Proxy Statement/Prospectus based on information supplied by the Acquiring Fund or any RMR Fund for inclusion or incorporation by reference therein, or based on information which is not included or incorporated by reference in such documents but which should have been disclosed pursuant to Section 2(j).
       (m) The Target Fund is authorized to issue an unlimited number of common shares of beneficial interest, par value $.001 per share (the "Target
Fund Common Shares"), 2,663,977 shares of which are outstanding on the date hereof, and an unlimited number of preferred shares of beneficial interest (the "Target
Fund Preferred Shares"), 64 shares of which are outstanding on the date hereof. Each of the outstanding
Target Fund Preferred shares has a par value of $.0001 per share, liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared), and is designated as Series M. Each outstanding Target Fund Common Share and Target Fund
Preferred Share is duly authorized, validly issued, fully paid, nonassessable, and has full voting rights, subject, in the case of the nonassessability of such shares, to certain decisions of the Supreme Judicial Court of The Commonwealth of Massachusetts holding that shareholders of a Massachusetts business trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of a Massachusetts business trust. Other than the outstanding Target Fund Common
Shares and Target Fund Preferred Shares, there are no outstanding (i) shares of capital stock or other voting securities of the Target Fund, (ii) stock appreciation rights, phantom stock units, restricted stock grants or contingent stock grants which grant awards of any of the foregoing, (iii) bonds, debentures, notes or other indebtedness of the Target Fund having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Target Fund may vote, (iv) securities of the Target Fund convertible into or exchangeable for shares of capital stock or voting securities of the Target
Fund, (v) options or other rights to acquire from the Target Fund, or obligations of the Target Fund to issue any, capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Target Fund or (vi) equity equivalent interests in the ownership or earnings of the Target Fund.
       (n) All of the issued and outstanding Target Fund
Common Shares and Target Fund Preferred Shares were offered for sale and sold in conformity with all applicable federal and state securities laws.
       (o) The Target Fund has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs. All tax liabilities of the Target
Fund have been adequately provided for on its books, and no tax deficiency or liability of the Target Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Closing Date occurs.
       (p) The Target Fund (i) has elected to qualify and has qualified as a RIC as of and since its inception,
(ii) has been a RIC at all times since the end of its first taxable year when it so qualified, (iii) qualifies and will continue to qualify as a RIC for its taxable year ending upon its liquidation and dissolution and (iv) has satisfied the distribution requirements imposed by the Code for each of its taxable years.
       (q) The books and records of the Target Fund made available to the Acquiring Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Target Fund.
       (r) The Target Fund will not sell or otherwise dispose of any of the Acquiring Fund Common Shares or Acquiring Fund Preferred Shares to be received in the Reorganization, except for the distribution to the shareholders of the Target Fund, as provided in this Agreement.
4. THE REORGANIZATION.
       (a) Subject to the receipt of the requisite approvals of the shareholders of the Target Fund, and to the other terms and conditions contained herein, the Target Fund agrees to convey, transfer and deliver to the Acquiring Fund and the Acquiring Fund agrees to acquire from the Target Fund, on the Closing Date, all of the Target Fund Investments (including interest accrued as of the Valuation Date on debt instruments), and assume all of the liabilities of the Target Fund, in exchange for that number and type of Acquiring Fund
Common Shares and Acquiring Fund Preferred Shares determined as provided in Section 5 of this Agreement
(the "Reorganization").  On the Closing Date, the
Target Fund Common Shares and the Target Fund Preferred
Shares shall be cancelled on the books of the Target
Fund, will be null and void, and shall represent only the right to receive, subject to the terms and conditions of this Agreement, Acquiring Fund Common
Shares, Acquiring Fund Preferred Shares and, if not paid prior to the Reorganization, any dividends payable with respect to such Target Fund Common Shares and Target Fund Preferred Shares pursuant to Section 4(c) herein. Pursuant to this Agreement, as soon as practicable after the Closing Date, the Target Fund will distribute (or cause to be distributed) all Acquiring Fund Common Shares and Acquiring Fund
Preferred Shares it has received pursuant to the terms of this Agreement to its shareholders pro rata in exchange for their Target Fund Common Shares and Target
Fund Preferred Shares. Such distributions shall be accomplished by the opening of shareholder accounts on the share ledger records of the Acquiring Fund in the names of and in the amounts due to the holders of Target Fund Common Shares and holders of Target
Fund Preferred Shares based on their respective holdings in the Target Fund as of the Valuation Date.
       (b) If it is mutually determined by the parties hereto that the portfolios of the Target Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations set forth in the Acquiring Fund's investment policies and restrictions, the Target Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing
Date. Notwithstanding the foregoing, (i) nothing herein will require the Target Fund to dispose of any portfolio securities or other investments, if, in the reasonable judgment of the Target Fund's board of trustees or investment advisor, such disposition would create more than an insignificant risk that the Reorganization would not be treated as a "reorganization" described in Section 368(a) of the Code for federal income tax purposes or would otherwise not be in the best interests of the Target Fund and
(ii) nothing will permit the Target Fund to dispose of any portfolio securities or other investments if, in the reasonable judgment of the Acquiring Fund's board of trustees or investment advisor, such disposition would create more than an insignificant risk that the Reorganization would not be treated as a "reorganization" described in Section 368(a) of the Code for federal income tax purposes or would otherwise not be in the best interests of the Acquiring
Fund.
       (c) Prior to the Closing Date, the Target
Fund shall declare and pay on or immediately before the Closing Date a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders all of its net investment company taxable income to and including the Closing Date, if any (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized to and including the Closing Date.
       (d) The Target Fund will promptly pay or cause to be paid to the Acquiring Fund any interest the Target Fund receives on or after the Closing Date with respect to any of the Target Fund Investments transferred to the Acquiring Fund hereunder.
       (e) Recourse for liabilities assumed from the Target Fund by the Acquiring Fund in the Reorganization will be limited to the net assets acquired by the Acquiring Fund. The known liabilities of the Target
Fund, as of the Valuation Date, shall be confirmed to the Acquiring Fund pursuant to Section 3(i) of this Agreement.
       (f) The Target Fund will cause its existence to be terminated following the Closing Date by (i) terminating its registration under the 1940 Act, (ii) delisting from NYSE Amex, (iii) terminating its organization and voluntarily dissolving and liquidating in accordance with Massachusetts law and (iv) withdrawing its authority to do business in any state where it is required to do so.
5. ISSUANCE AND VALUATION OF ACQUIRING FUND COMMON
SHARES AND ACQUIRING FUND PREFERRED SHARES IN THE
REORGANIZATION.
       (a) On the Closing Date, Acquiring Fund Common
Shares and Acquiring Fund Preferred Shares shall be issued by the Acquiring Fund to the Target Fund in exchange for such assets of the Target Fund as follows: on the Closing Date, the Acquiring Fund will issue to the Target Fund (i) a number of Acquiring
Fund Common Shares, the aggregate net asset value of which will equal the aggregate net asset value of the Target Fund Common Shares, determined as set forth in this Section 5 and (ii) a number of Acquiring Fund Preferred Shares, to be designated
Series M, the aggregate liquidation preference of which will equal the aggregate liquidation preference of the Target Fund Preferred Shares, determined as set forth in this Section 5 and the terms of which will be substantially the same as the terms of the Target Fund Preferred Shares.
       (b) The net asset value of each of the Funds and the liquidation preference of each of the Funds' preferred shares shall be determined in accordance with the regular procedures of the Acquiring Fund, and no formula will be used to adjust the net asset value so determined of any Fund to take into account differences in realized and unrealized gains and losses. The value of the Target Fund Investments to be transferred to the Acquiring Fund shall be determined pursuant to the regular procedures of the Acquiring Fund. Values in all cases shall be determined as of the Valuation Date.
       (c) The net asset value per share of the Target Fund Common Shares and the liquidation preference per share of the Target Fund Preferred Shares shall be determined in accordance with this Section 5 on the Valuation Date, and the net asset value per share of the Acquiring Fund Common Shares and the liquidation preference per share of the Acquiring Fund Preferred
Shares shall be determined in accordance with this
Section 5 immediately after giving effect to the Reorganization. For purposes of determining the net asset value of a Target Fund Common Share and an Acquiring Fund Common Share, the value of the securities held by the applicable Fund plus any cash or other assets (including interest accrued but not yet received) minus all liabilities (including accrued and incurred expenses as allocated pursuant to Section 6 hereof) and the aggregate liquidation value of the outstanding shares of Target Fund Preferred Shares or Acquiring
Fund Preferred Shares, as the case may be, is divided by the total number of Target Fund Common Shares or Acquiring Fund Common Shares, as the case may be, outstanding at such time.
       (d) The Acquiring Fund shall issue to the Target
Fund separate certificates or evidence of book entry for the Acquiring Fund Common Shares and the Acquiring
Fund Preferred Shares, each registered in the names provided by the Target Fund or in the name of the Target
Fund. The Target Fund shall then distribute the Acquiring Fund Common Shares and the Acquiring Fund
Preferred Shares to the holders of Target Fund Common
Shares and Target Fund Preferred Shares (i) by delivering the Acquiring Fund Common Shares to Wells Fargo Bank, N.A., as the transfer agent and registrar for the Acquiring
Fund Common Shares, for distribution to the holders of Target Fund Common Shares on the basis of such holder's proportionate interest in the aggregate net asset value of the Target Fund Common Shares and (ii) by delivering the Acquiring Fund Preferred Shares to The Bank of New York, as the transfer agent and registrar for the Acquiring
Fund Preferred Shares, for distribution to the holders of Target Fund Preferred Shares on the basis of such holder's proportionate interest in the aggregate liquidation preference of the Target Fund Preferred
Shares.  All issued and outstanding Target Fund Common
Shares and Target Fund Preferred Shares will be cancelled on the books of the Target Fund and will be null and void as of the Closing Date.
6. PAYMENT OF EXPENSES.
       (a) Each of the Acquiring Fund and the Target Fund will pay its own expenses incurred in connection with the Reorganization, whether or not consummated. With respect to expenses incurred in connection with the Reorganization and the reorganizations of any RMR Fund with the Acquiring
Fund that are attributable to the Target Fund and such RMR
Funds, such expenses shall be allocated in proportion to the net asset values attributable to the common shares of the Target Fund and the applicable RMR Funds. Neither the Funds, the RMR Funds, nor the Advisor will pay any expenses of shareholders arising out of or in connection with the Reorganization.
       (b) Notwithstanding anything herein to the contrary, if for any reason the Reorganization is not consummated, except for the payment of expenses as provided in this
Section 6, no party shall be liable to any other party for any damages resulting therefrom, including, without limitation, consequential damages.
7. COVENANTS OF THE FUNDS.
       (a) The Target Fund covenants to operate its business as presently conducted between the date hereof and the Closing Date. The Acquiring Fund covenants not to commence business operations (except to the extent contemplated herein or necessary or appropriate to consummate the purposes and intent of this Agreement and the separate agreements and plans of reorganization that it has entered into with the RMR Funds) prior to the completion of the Reorganization on the Closing Date.
       (b) The Acquiring Fund will file the Registration
Statement with the Commission and will use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable. Each Fund agrees to cooperate fully with the other, and each will furnish to the other the information relating to itself to be set forth in the Registration Statement as required by the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations thereunder and any applicable state securities laws.
       (c) The Acquiring Fund shall use its reasonable best efforts to cause the Acquiring Fund Common Shares to be issued in the Reorganization to be approved for listing on NYSE Amex prior to the Closing Date.
       (d) The Target Fund shall mail to its shareholders of record entitled to vote at the Shareholder Meeting, in sufficient time to comply with requirements as to notice thereof, the Proxy Statement/Prospectus.
       (e) The Target Fund shall duly take all lawful action to call, give notice of, convene and hold the Shareholder Meeting on a date determined in accordance with the mutual agreement of the Funds for the purpose of obtaining the requisite shareholder vote with respect to this Agreement and the Reorganization and shall take all lawful action to solicit the approval and adoption of this Agreement and the Reorganization by its shareholders.
       (f) Each of the Funds agrees that, by the Closing
Date, all of its federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown on said returns to be due and owing either shall have been paid or adequate liability reserves shall have been provided for the payment of such taxes.
       The intention of the parties is that the transaction contemplated by this Agreement will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Neither Fund shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of
Section 368(a) of the Code. At or prior to the Closing
Date, each Fund will take such action, or cause such action to be taken, as is reasonably necessary to enable Skadden, as special U.S. federal income tax counsel to the Acquiring Fund, to render the tax opinion required herein (including, without limitation, each party's execution of representations reasonably requested by and addressed to Skadden).
       In connection with this covenant, the Funds agree to cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. The Acquiring Fund agrees to retain for a period of 10 years following the Closing Date all returns, schedules and work papers and all material records or other documents relating to tax matters of the Target Fund for the taxable period first ending after the Closing
Date and for all prior taxable periods.
       After the Closing Date, the Target Fund shall prepare, or cause its agents to prepare, any federal, state or local tax returns required to be filed by such Fund with respect to its final taxable year ending with its complete liquidation and dissolution and for any prior periods or taxable years and further shall cause such tax returns to be duly filed with the appropriate taxing authorities.
       (g) The Target Fund agrees that following the consummation of the Reorganization, it will terminate its organization and dissolve and liquidate in accordance with Massachusetts law and any other applicable law, it will not make any distributions of any Acquiring Fund Common
Shares or Acquiring Fund Preferred Shares other than to its shareholders as provided herein and without first paying or adequately providing for the payment of all of its respective liabilities not assumed by the Acquiring Fund, if any, and on and after the Closing Date it shall not conduct any business except in connection with its termination or as otherwise expressly provided herein.
       (h) The Target Fund undertakes that if the Reorganization is consummated, it will file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Target Fund has ceased to be a registered investment company.
       (i) Following the consummation of the Reorganization, the Acquiring Fund will conduct its business as a non-diversified, closed end management investment company registered under the 1940 Act.
8. CLOSING DATE.
       (a) Delivery of the Target Fund Investments and the Acquiring Fund Common Shares and Acquiring Fund Preferred
Shares to be issued as provided in this Agreement, shall be made at such place and time as the Funds shall mutually agree on the Valuation Date, the date and time upon which such delivery is to take place being referred to herein as the "Closing Date." To the extent that any Target Fund Investments, for any reason, are not transferable on the Closing Date, the Target Fund shall cause such Target Fund Investments to be transferred to the Acquiring Fund's account with its custodian at the earliest practicable date thereafter.
       (b) The Target Fund will deliver to the
Acquiring Fund on the Closing Date confirmation or other adequate evidence as to the tax basis of the Target Fund Investments delivered to the Acquiring
Fund hereunder.
       (c) As soon as practicable after the close of business on the Closing Date, the Target Fund shall deliver to the Acquiring Fund a list of the names and addresses of all of the shareholders of record of the Target Fund on the Closing Date and the number of Target
Fund Common Shares and Target Fund Preferred Shares owned by each such shareholder, certified to the best of its knowledge and belief by the transfer agent for the Target
Fund or by its President.
9. CONDITIONS TO EACH FUND'S OBLIGATION TO EFFECT THE
REORGANIZATION.
       The respective obligations of each Fund to consummate the Reorganization shall be subject to the satisfaction of each of the following conditions:
       (a) That this Agreement shall have been adopted, and the Reorganization shall have been approved, by the affirmative vote of the holders of a "majority of the outstanding" (as defined in the 1940 Act) Target Fund
Common Shares and Target Fund Preferred Shares, voting together as a single class, and by the affirmative vote of the holders of a majority of the outstanding Target
Fund Preferred Shares, voting as a separate class.
       (b) That the board of trustees of the Acquiring
Fund shall have approved the issuance of additional
Acquiring Fund Common Shares and Acquiring Fund Preferred
Shares in an amount determined in accordance with
Section 5 of this Agreement and the Acquiring Fund Common
Shares shall have been approved for listing on NYSE Amex.
       (c) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.
       (d) That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Acquiring Fund, be contemplated by the Commission.
       (e) That the shareholders of RMR Real Estate Fund shall have approved the reorganization of RMR Real Estate
Fund with the Acquiring Fund and that such reorganization shall have been consummated.
10. CONDITIONS TO THE TARGET FUND'S OBLIGATION TO EFFECT
THE REORGANIZATION.
       The obligations of the Target Fund to consummate the Reorganization shall be subject to the satisfaction of each of the following additional conditions:
       (a) That the Acquiring Fund shall have delivered to the Target Fund a copy of the resolution duly adopted by its board of trustees approving this Agreement, certified by its Secretary.
       (b) That the Acquiring Fund shall have delivered to the Target Fund a copy of the resolution duly adopted by its board of trustees approving the issuance of additional Acquiring Fund Common Shares and Acquiring Fund Preferred Shares pursuant to this Agreement, certified by its Secretary.
       (c) That the Acquiring Fund shall have furnished to the Target Fund the Acquiring Fund Closing Financial Statements, certified on the Acquiring Fund's behalf by its President (or any Vice President) or its Treasurer.
       (d) That the Acquiring Fund shall have furnished to the Target Fund a certificate signed by the Acquiring
Fund's President (or any Vice President) or its Treasurer, dated as of the Closing Date, certifying that, as of the Valuation Date and as of the Closing Date, all representations and warranties of the Acquiring Fund made in this Agreement that are not qualified by materiality are true and correct in all material respects or, if qualified by materiality, are true and correct in all respects, in each case, with the same effect as if made at and as of such dates, and that the Acquiring Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.
       (e) That the Target Fund shall have obtained an opinion from Skadden, special U.S. federal income tax counsel for the Acquiring Fund, dated as of the Closing
Date, addressed to the Target Fund, that the consummation of the transactions set forth in this Agreement complies with the requirements of a reorganization as described in
Section 368(a) of the Code.
       (f) That the Advisor and the Target Fund shall have entered into a Payment Agreement in substantially the form attached hereto as Exhibit A and such agreement shall be in full force and effect on the Closing Date.
11. CONDITIONS TO THE ACQUIRING FUND'S OBLIGATION TO
EFFECT THE REORGANIZATION.
       The obligations of the Acquiring Fund hereunder shall be subject to the following additional conditions:
       (a) That the Target Fund shall have delivered to the Acquiring Fund a copy of the resolution duly adopted by its board of trustees approving this Agreement, and a certificate setting forth the vote of the holders of Target Fund Common Shares and Target Fund Preferred Shares obtained at the Shareholder Meeting, each certified by its Secretary.
       (b) That the Target Fund shall have furnished to the Acquiring Fund the Target Fund Closing Financial
Statements, certified on the Target Fund's behalf by its President (or any Vice President) or its Treasurer, and a certificate signed by such Fund's President (or any Vice President) or its Treasurer, dated as of the Closing Date, certifying that as of the Valuation
Date and as of the Closing Date there has been no material adverse change in the financial position of the Target Fund since the date of such Fund's most recent Annual Report or Semi-Annual Report, as applicable, other than changes in the Target Fund Investments since that date or changes in the market value of the Target Fund Investments.
       (c) That the Target Fund shall have furnished to the Acquiring Fund a certificate signed by such Fund's President (or any Vice President) or its
Treasurer, dated the Closing Date, certifying that, as of the Valuation Date and as of the Closing Date, all representations and warranties of the Target Fund made in this Agreement that are not qualified by materiality are true and correct in all material respects or, if qualified by materiality, are true and correct in all respects, in each case, with the same effect as if made at and as of such dates, and that the Target Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.
       (d) That the Acquiring Fund shall have obtained an opinion from Skadden, as special U.S. federal income tax counsel for the Acquiring Fund, dated as of the Closing Date, addressed to the Acquiring Fund, that the consummation of the transactions set forth in this Agreement complies with the requirements of a reorganization as described in Section 368(a) of the Code.
12. TERMINATION, POSTPONEMENT AND WAIVERS.
       (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Reorganization abandoned at any time
(whether before or after adoption thereof by the shareholders of the Target Fund) prior to the Closing
Date, or the Closing Date may be postponed, (i) by mutual written consent of the Boards of Trustees of the Funds,
(ii) by the board of trustees of the Target Fund if any condition of the Target Fund's obligations set forth in
Section 10 of this Agreement has not been fulfilled or waived by such board; or (iii) by the board of trustees of the Acquiring Fund if any condition of the Acquiring
Fund's obligations set forth in Section 11 of this Agreement has not been fulfilled or waived by such board.
       (b) If the transactions contemplated by this Agreement have not been consummated by December 31, 2009, this Agreement automatically shall terminate on that date, unless a later date is mutually agreed to in writing by the Boards of Trustees of the Funds.
       (c) In the event this Agreement is terminated pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of any Fund or its respective directors, trustees, officers, agents or shareholders in respect of this Agreement, except that the provisions of Section 6, this Section 12, Section 13 and Section 14 shall survive such termination.
       (d) At any time prior to the Closing Date, any of the terms or conditions of this Agreement may be waived by the board of trustees of any Fund (whichever is entitled to the benefit thereof), if, in the judgment of such board after consultation with its counsel, such waiver will not have a material adverse effect on the benefits to the shareholders of such Fund intended under this Agreement.
       (e) The respective representations and warranties contained in Sections 2 and 3 of this Agreement shall expire with, and be terminated by, the consummation of the Reorganization, and neither Fund nor any of its respective officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date.
This provision shall not protect any officer, trustee, agent or shareholder of either Fund against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders, to which that officer, trustee, agent or shareholder otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties in the conduct of such office.
       (f) If any order or orders of the Commission with respect to this Agreement shall be issued prior to the Closing Date that impose any terms or conditions that are determined by action of the Boards of Trustees of the Funds to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the Target Fund, unless such terms and conditions shall result in a change in the method of computing the number of Acquiring Fund Common Shares or Acquiring Fund
Preferred Shares to be issued to the Target Fund, as applicable, in which event, unless such terms and conditions shall have been included in the proxy solicitation materials furnished to the shareholders of the Target Fund prior to the Shareholder Meeting, this Agreement shall not be consummated and shall terminate unless the Target Fund promptly shall call a special meeting of shareholders at which such conditions so imposed shall be submitted for approval.
13. INDEMNIFICATION.
       (a) Each party (an "Indemnitor") shall indemnify and hold the other and its officers, trustees, agents and persons controlled by or controlling any of them (each an "Indemnified Party") harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, deficiencies, taxes, assessments, charges, costs and expenses of any nature whatsoever
(including reasonable attorneys' fees) including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnified Party in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Party may be or may have been involved as a party or otherwise or with which such Indemnified Party may be or may have been threatened (each, a "Loss" and collectively, "Losses") arising out of or related to any claim of a breach of any covenant made herein by the Indemnitor, provided, however, that no Indemnified
Party shall be indemnified hereunder against any Losses arising directly from such Indemnified Party's (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnified Party's position.
       (b) The Indemnified Party shall use its reasonable best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought hereunder. The Indemnified Party shall give written notice to Indemnitor within the earlier of 10 days of receipt of written notice to Indemnified Party or 30 days from discovery by Indemnified Party of any matters which may give rise to a claim for indemnification or reimbursement under this Agreement. The failure to give such notice shall not affect the right of Indemnified
Party to indemnity hereunder unless such failure has materially and adversely affected the rights of the Indemnitor. At any time after 10 days from the giving of such notice, Indemnified Party may, at its option, resist, settle or otherwise compromise, or pay such claim unless it shall have received notice from Indemnitor that Indemnitor intends, at Indemnitor's sole cost and expense, to assume the defense of any such matter, in which case Indemnified Party shall have the right, at no cost or expense to Indemnitor, to participate in such defense.
If Indemnitor does not assume the defense of such matter, and in any event until Indemnitor states in writing that it will assume the defense, Indemnitor shall pay all costs of Indemnified Party arising out of the defense until the defense is assumed; provided, however, that Indemnified
Party shall consult with Indemnitor and obtain Indemnitor's prior written consent to any payment or settlement of any such claim. Indemnitor shall keep Indemnified Party fully apprised at all times as to the status of the defense. If Indemnitor does not assume the defense, Indemnified Party shall keep Indemnitor apprised at all times as to the status of the defense. Following indemnification as provided for hereunder, Indemnitor shall be subrogated to all rights of Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.
14. OTHER MATTERS.
       (a) All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.
       (b) All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid. Notice to the Target Fund shall be addressed to the Target Fund c/o RMR Funds, 400 Centre
Street, Newton, Massachusetts 02458, Attention: General
Counsel, or at such other address as the Target Fund may designate by written notice to the Acquiring Fund. Notice to the Acquiring Fund shall be addressed to the Acquiring
Fund c/o RMR Funds, 400 Centre Street, Newton, Massachusetts 02458, Attention: General Counsel, or at such other address and to the attention of such other person as the Acquiring
Fund may designate by written notice to the Target Fund.
Any notice shall be deemed to have been served or given as of the date such notice is delivered personally or mailed as provided herein.
       (c) This Agreement supersedes all previous correspondence and oral communications between the Funds regarding the Reorganization, constitutes the only understanding with respect to the Reorganization, may not be changed except in a writing executed by each Fund and shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).
       (d) This Agreement may be amended or modified by the parties hereto prior to the Closing Date, by action taken or authorized by their respective boards of trustees, at any time before or after adoption of this Agreement and approval of the Reorganization by the Target Fund's shareholders, but, after any such adoption and approval, no amendment or modification shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto.
        (e) This Agreement is not intended to confer upon any person other than the parties hereto (or their respective successors and assigns) any rights, remedies, obligations or liabilities hereunder. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to such extent, the provisions of this Agreement shall be deemed severable, provided that, this Agreement shall be deemed modified to give effect to the fullest extent permitted under applicable law to the intentions of the parties as reflected by this Agreement prior to the invalidity of such provision.
       (f) It is expressly agreed that the obligations of the Funds hereunder shall not be binding upon any of their respective trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the trust property of the respective Fund as provided in such Fund's Agreement and Declaration of Trust.
The execution and delivery of this Agreement has been authorized by the board of trustees of each Fund and signed by authorized officers of each Fund, acting as such, and neither such authorization by such trustees, nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of each Fund as provided in such Funds' Agreement and Declaration of Trust.
       (g) This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original but all such counterparts together shall constitute but one instrument.
[Remainder of Page Intentionally Left Blank]

       IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.

RMR PREFERRED DIVIDEND FUND


By: 	/s/ Adam D. Portnoy
	Name:	Adam D. Portnoy
	Title:	Trustee, President and
                        Principal Executive Officer




RMR REAL ESTATE INCOME FUND


By: 	/s/ Adam D. Portnoy
	Name:	Adam D. Portnoy
	Title:	Trustee, President and
                        Principal Executive Officer




EXHIBIT A
Form of Payment Agreement

PAYMENT AGREEMENT
       THIS AGREEMENT, dated as of June 4, 2009
(this "Agreement"), is made by and between RMR Preferred Dividend Fund, a Massachusetts business trust (the "Fund"), and RMR Advisors, Inc., a Massachusetts corporation
(the "Advisor").
       WHEREAS, the Fund and the Advisor are parties to an Investment Advisory Agreement, dated May 16,
2005 (the "Investment Advisory Agreement"), which provides, among other things, for the payment of fees by the Fund to the Advisor and for a waiver of a portion of such fees until May 24, 2010;
       WHEREAS, the Fund is party to an Agreement and Plan of Reorganization, dated as of June 4, 2009, which provides for, among other things, the reorganization
(the "Reorganization") of the Fund with RMR Real Estate Income Fund ("New RMR"), whereby the shareholders of the Fund will become shareholders of New RMR
(the "Reorganization Agreement");
       WHEREAS, in connection with the Reorganization, New RMR will enter into a new investment advisory agreement with the Advisor with terms that are substantively the same as the Investment Advisory Agreement, but which will not include a fee waiver provision;
       WHEREAS, all of the Trustees of the Fund who are not "interested persons" of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) ("Independent Trustees") have determined that shareholders of the Fund should not in principle be deprived of the benefits intended by the fee waiver, and that the Advisor should not experience an economic wind-fall as a result of the Reorganization;
       WHEREAS, the Independent Trustees are requiring that the Advisor make a payment to the Fund in an amount intended to reflect the value of the fee waiver which would have applied in the absence of the Reorganization;
       WHEREAS, the Board of Trustees of the Fund, including all of the Fund's Independent Trustees, have approved the method for determining the amount of the payment to be paid to the Fund as provided for herein; and
       WHEREAS, capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement;
        NOW, THEREFORE, in consideration of the foregoing and the agreements hereinafter set forth, and intending to be legally bound, the Advisor and the Fund hereby agree as follows:
1. Calculation and Payment of Fee Waiver Adjustment
Payment.
	The Advisor hereby agrees to pay to the Fund, immediately prior to the consummation of the Reorganization, an amount in cash equal to the product of:
       (a) the product of (i) a discount factor of 7% and (ii) the quotient obtained by dividing (A) the number of days, if any, by which the expiration date of the fee waiver in the Investment Advisory Agreement exceeds the closing date of the Reorganization, by (B) 365; and
       (b) the product of (i) the Fund's managed assets as of the Valuation Date, (ii) 0.55% and (iii) the quotient obtained by dividing (A) the number of days, if any, by which the expiration date of the fee waiver in the Investment Advisory Agreement exceeds the closing date of the Reorganization, by (B) 365. Such amount in cash as determined pursuant to this Section 1 shall be referred to as the "Fee Waiver Adjustment Payment".
2. Treatment of Fee Waiver Adjustment Payment.
       The Fund will, subject to applicable legal and tax requirements, either retain all or a portion of the Fee Waiver Adjustment Payment or distribute all or a portion of the Fee Waiver Adjustment Payment to its shareholders immediately prior to the consummation of the Reorganization. To the extent the Fund retains any portion of the Fee Waiver Adjustment Payment, the amount retained will be included as part of the Fund's net assets attributable to common shares for purposes of determining the number of New RMR shares to be issued to the Fund in the Reorganization in accordance with the Reorganization Agreement.
3. Miscellaneous.
       (a) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.
       (b) Entire Agreement; No Third-Party Beneficiaries; Severability. This Agreement between the Fund and the Advisor constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or government entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
       (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).
        (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original but all such counterparts together shall constitute but one instrument.
       (e) Non-Liability of Shareholders, Trustees, Etc.
of the Fund. With respect to the Fund, this Agreement is executed on behalf of the Fund, by the Trustees or by an officer or officers of the Fund in their capacity as such and not individually, and neither the shareholders nor the Fund's Trustees nor any officers, employees or agents shall be liable thereunder and the Advisor shall look solely to the Fund's estate for the payment of any claim hereunder or for the performance of the Fund's duties created by this Agreement.

[Remainder of Page Intentionally Blank]
       IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.

RMR PREFERRED DIVIDEND FUND


By: 	________________________
	Name:	Adam D. Portnoy
	Title:	Trustee, President and
                        Principal Executive Officer




RMR ADVISORS, INC.


By: 	________________________
	Name:	Adam D. Portnoy
	Title:	Director, President and
                        Principal Executive Officer


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[Signature Page - Reorganization Agreement]


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